EXHIBIT 10.50


                                LEASE AGREEMENT

This LEASE AGREEMENT (the "Lease") entered into this 15th day of April, 1999, and effective as of the 15th day of May, 1999 (the "Commencement Date"), is by and between Long Lake Professional Center (The "Landlord") and NATIONAL DIAGNOSTICS, INC. (the "Tenant"), a Florida corporation.

                                  WITNESSETH:

                                    SECTION 1
                            DESCRIPTION OF PREMISES

Landlord hereby demises and leases to Tenant, and Tenant hereby rents from Landlord, subject to the terms and conditions hereinafter set forth, the premises consisting of a total of One Thousand, Five Hundred (1,500 sq. ft.), of office space known as Suite 603 of the "Long Lake Professional Center", located at 15511 North Florida Avenue, Tampa, County of Hillsborough, State of Florida, 33613, as more specifically described and incorporated herein by reference (the "Premises"). Lessor has provided Tenant a copy of all documents describing the title, access and easements relating to the Premises, and shall provide a copy of any subsequent documents that may affect the rights of the Tenant herein.

                                    SECTION 2
                                 USE OF PREMISES

Subject to the terms of this Lease, and without intending to limit or affect in any way Tenant's Rights of Assignment and Sublet under Section 7 hereof, the Premises may be used and occupied for any lawful purpose.

SERVICES. Landlord shall provide services to the Premises as follows, without additional cost to Tenant, except where specifically noted otherwise in this Lease.

         (a) ACCESS. Landlord shall furnish to Tenant's employee and agents access to the Premises at all times, subject to such security measures as shall, from time to time, be in effect for the building in which premises are located.

         (b) REPAIRS. Landlord shall make all structural repairs to the building in which Premises are located, all repairs which may be needed to the electrical and plumbing systems in and servicing the Premises.

         (c) WATER. Landlord shall provide warm and cold water for drinking, lavatory, toilet and ordinary cleaning purposes to be drawn from the bathrooms or other fixtures approved by Landlord for the Premises, at Tenant's expense.

         (d) ELECTRICITY. Landlord shall furnish the Premises with electric current for lighting and normal office use, at Tenant's expenses, for the heating and air conditioning.

                                   SECTION 3
                                      TERM

The term and duration of this Lease (the "Term") shall be for a period of five
(5) years commencing on the commencement date and ending as of the fifth anniversary of such date. This lease with all of its terms and conditions will automatically renew for two (2) additional 5-year terms unless notified by certified mail of tenants intent to terminate this lease no later than two hundred ten (210) days prior to its fifth or tenth anniversary. Except as provided for in Section 4, all terms of this Lease shall continue to govern the terms and conditions of Tenant's use and occupancy of the Premises and Landlord's obligation with respect to the same during each Extended Term, if any.

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                                    SECTION 4
                         BASE RENT AND ADDITIONAL RENT

BASE RENT. Commencing on the Commencement Date, and continuing throughout the Term of this Lease, Tenant shall pay an annual Base Rent, and sales tax, to Landlord in the amount of Fifteen Thousand Dollars ($15,000.00), plus any sales tax, payable in monthly installments of One Thousand, Two Hundred, Fifty Dollars ($1,250.00), plus any sales tax, in lawful money of the United States in advance on the first day of the month. All Base Rent for any fraction of a month shall be prorated accordingly. All Base Rent and other payments to be made by Tenant to Landlord shall be sent to the place to which notices are required to be sent, unless otherwise designated by Landlord to Tenant in writing.

BASE RENT ESCALATOR. There will be a three-percent (3%) per annum increase in the base rent throughout the initial term and any renewals.

                                   SECTION 5
                           EXPENSES PAYABLE BY TENANT

NET INTENT. Tenant covenants and agrees to pay all costs, expenses and obligations of every kind and nature relating to Tenant's operation and maintenance of the Premises including, without limitations, sales tax on Base Rent.

SEPARATE PARCEL. Landlord shall use its best efforts to have the Premises taxed as a separate parcel on land for ad valorem tax purposes. If the Premises are not taxed as a separate parcel for ad valorem purposes, then Tenant will pay to the Landlord Tenant's share of the taxes within ten (10) days after request thereof (a copy of the tax bill together with Landlord's detemination of Tenant's share of ad valorem taxes will be attached to the request). Tenant's share of the ad valorem taxes attributed to the value of the improvements on the Premises as described in Section 6. At all times Tenant's share of ad valorem taxes shall be based upon the maximum discount provided taxpayers regardless of the date Landlord actually pays such taxes.

RIGHT TO CONTEST. Tenant shall have such rights to contest the validity or amount of real estate taxes for the Premises as are permitted by law, either in its own name or in the name of Landlord, in either case with Landlord's full cooperation; provided, however, that Tenant will pay real estate taxes assessed against the Premises or in accordance with its obligations under this Lease notwithstanding any pending content or dispute, and such payment(s) shall either be made to the taxing authority "under protest" or as authorized under law for such disputes or to a judicially authorized escrow account or in any other manner as approved reasonable by Landlord and Tenant. Any resultant refund, rebate or reduction shall be used first to repay the expenses of obtaining such relief Landlord shall use its best effort to provide Tenant with govenmental notices of assessment (or reassessment) with respect to the premises, in time sufficient to permit Tenant, at Tenant's election, to make contest. The term "contest" as used herein shall mean an appeal, abatement, challenge or a tax refund, howsoever denominated.

INCOME TAX EXCLUSION. Nothing contained in or contemplated by this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy, stamp tax or transfer tax of Landlord, or any income, excess profits or revenue tax or other tax, assessment, charge or levy upon the rent payable by Tenant under this Lease, nor shall any tax, assessment, charge or levy of the character hereinabove in this Section described be deemed to be included within the impositions defined hereinabove, provided, however, that if at any time during the Term or any Extended Term of this Lease under the laws of the State of Florida or any political subdivision thereof a tax or excise on, or as measured by, base rents, is levied or assessed against Landlord on such base rent, as a substitution in whole or in part for taxes assessed or imposed by aid state or any political subdivision thereof on land and buildings or on land or buildings, the same shall be deemed to be included within the impositions to the extent of the subdivision, and Tenant covenants to pay and discharge such tax or excise on rents in accordance with the provisions of this section in respect to the payment on real estate taxes.

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                                    SECTION 6
                                  IMPROVEMENTS

         a) Tenant, at its sole cost and expense, agrees to be responsible for the improvements needed to the Premises in order for Tenant to use the Premises for the provision of radiological services, as more specifically set forth and incorporated herein.

         b) The plans and specifications for such Improvements shall be acceptable to Landlord, which approval shall not be unreasonably withheld or delayed.

         c) Tenant shall be responsible for obtaining all necessary building permits and all other approvals required for the Improvements and shall determine that the plans and specifications for such Improvements comply with all building, fire, health and sanitary codes and regulations, restrictions and covenants.

                                    SECTION 7
                            ASSIGNMENT AND SUBLETTING

Tenant may at any time and from time to time, assign its interest in this Lease or sublet the Premises or any portion thereof. Provided Tenant obtains Landlord's prior approval to the assignment or sublet, which approval shall not be unreasonably withheld or delayed. Tenant shall, promptly notify Landlord of any such assignment or sublease and deliver to Landlord the instrument evidencing the assignment or sublease which instrument shall expressly require the assignee or sublease to assume all obligations to Tenant hereunder. Upon assignment of Tenant's interest in this Lease or sublet of the Premises (in whole or in part) Tenant shall thereupon be release (fully or the proportion to the amount of square footage encompassed by the assignment or sublease) from its obligations under this Lease occurring after the date of such assignment or sublet.

                                   SECTION 8
                  REPRESENTATIONS AND COVENANTS AS TO PREMISES

Landlord acknowledges that Tenant has entered into this Lease in reliance upon the representations and covenants of Landlord including, but not limited to, representations and covenants in this Section and elsewhere in this Lease as being true and correct both as of the date hereof and wherever applicable, through the Term and each Extended Term thereof Landlord hereby warrants and represents to Tenant as follows:

         a) Except as may be mandated by law, and then with notice to and in cooperation with Tenant, at no time will Landlord take or fail to take any action which would result in an adverse effect on tenant's business operations at the Premises, including the proximity and availability of parking serving the Premises and access to the Premises as provided by publicly dedicated roads and rights of way.

         b) Landlord will use its best efforts to prevent unreasonable interference with the efficient operation of the Premises, including its utilities and its unimpeded access and visibility from public rights-of-way adjacent thereto and in the event access to the Premises is impeded or in any way impaired for a period of time in excess of twenty four (24) consecutive hours, Tenant may take any and all reasonable steps to remedy such impediment or impairment and deduct the cost thereof from sums due Landlord under this Lease. This provision shall not be applicable in circumstances where the interference is the result of any federal, state, or local governmental actions over which Landlord has no control.

         c) Landlord will provide three (3) parking spaces in front of Suites 601, 602 and 603 designated for patient parking.

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                                   SECTION 9
                                STATUS OF TITLE

Landlord represents that it is the sole holder of the fee simple estate in the Premises and has full power and authority to enter into this lease and bind Landlord hereby without the consent and/or joiner of any other person, firm or entity whatsoever.

                                   SECTION 10
                             MAINTENANCE AND REPAIR

Tenant shall at all times during the Term and any and all Extended Terms thereof, and at Tenant's sole cost and expense, keep and maintain the Premises in good order and condition, and all appurtenances thereto and every part thereof, including, without limitation, all repairs and replacements that may be necessary to cure any defects in the roof walls, structural or non-structural portions of the Premises. The landlord shall maintain structural components (exterior walls and roof).

                                   SECTION 11
                                   INSURANCE

PROPERTY INSURANCE. Tenant, at its sole cost and expense, shall keep the Premises, and all appurtenances attached to or located in or upon the Premises, insured for the mutual benefit of Landlord and Tenant during the Term of the Lease and any and all fire and extended coverage, vandalism, and malicious mischief to cover all of Tenant's stock in trace, fixtures, furniture, furnishings, removal of floor coverings, trade equipment, signs, and all other decorations placed in or upon the Premises.

LIABILITY INSURANCE. Tenant, at its sole Costs and expense, but for the mutual benefits of Landlord and Tenant, shall maintain:

         a) Personal injury and property damage liability insurance against claims for personal injury, death or property damage occurring in, on or about the Premises or other areas which by law are the responsibility of the landowner, such insurance to afford minimum protection during the term of this Lease, of not less than $1,000.00 combined limit.

BLANKET POLICIES. Tenant may obtain the insurance required by this Section as part of a total package or blanket policy insuring properties other than the Premises. The above insurance requirements shall not preclude Tenant from having reasonable deductibles in insurance coverage, provided Tenant shall indemnify Landlord against any loss resulting from such deductibles. A separate certificate shall be available showing the coverage for the Premises containing the issuer's covenant not to cancel the coverage as to the Premises, reduce the total amount thereof without at least thirty (30) days prior written notice to Landlord.

MISCELLANEOUS. All insurance provided for in this Section shall be effected under valid and enforceable policies in reasonable form and substance, and issued by insurers licensed to do business in the State of Florida whose capital assets are sufficient to write the insurance under Florida. All policies of insurance provided for herein shall name Landlord and Tenant, as the insured, as their respective interests may appear. Each such policy shall contain an agreement by the insurer that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Landlord, and any other person to whom a loss thereunder may be payable.

WAIVER OF SUBROGATION. Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, or cause of action, (the "Claims") against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the building in which the Premises are located, personal property on the Premises and the building in which the Premises are located, any furniture, equipment, machinery, goods or supplies not covered by the Lease which Tenant may bring or obtain upon the Premises and the Improvements which Tenant shall make, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees to the extent that such Claims are covered by valid and collective insurance carried for the benefit of the party entitled to make such Claims and provided that the insurer pays such Claims. Because this Section precludes the assignment of any Claims mentioned in it by way of

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subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company written notice of the terms of the mutual waivers contained in this Section and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section.

                                   SECTION 12
                             DAMAGE AND DESTRUCTION

Tenant's Obligation to Restore and Repair. In the event that the premises or any portion thereof, shall be damaged or destroyed, by fire, the elements or other casualty, so as to render the Premises unfit for the use contemplated hereby, all rent and other charges under this Lease shall abate (pro rata to the extent of the untenantability of the Premises); and Tenant, at Tenant's sole cost and expense, and as expeditiously as possible, shall restore, repair and replace the Premises and all portions thereof to a condition at least as good as existed immediately prior to such damage or destruction (whereupon rent and other charges shall commence).

Application of Insurance Proceeds. The insurance proceeds under the policies maintained by Tenant for the Premises shall be applied toward the cost of all repairs and restoration Tenant is required to make under this Section.

                                   SECTION 13
                                    FIXTURES

At Tenant's election, all installations, improvements, fixtures and equipment owned or leased by Tenant, and installed or placed by it upon the Premises at Tenant's expense, may be removed by Tenant at any time, or at the end of the Term and any extensions thereof or may remain on the Premises. Tenant agrees to repair (or, at Tenant's option, to pay the cost of repairing) any damage to the Premises occasioned by any such removal. Landlord acknowledges that Tenant may finance the construction, purchase, lease, installation or replacement of these items. Landlord hereby agrees that its landlord lien rights hereunder shall be subordinate to the rights of the lender entering into a loan with Tenant for the purposes herein described. Landlord agrees to execute such documents as may, from time to time, be necessary to evidence such subordinated position.

Upon termination of this Lease, and provided Tenant is not then in default, Tenant may remove its furniture, fixtures and equipment from the Premises and Landlord will accept the Premises in such condition as altered without any obligation of Tenant to restore the Premises to its former condition; provided, however, that Tenant shall restore any damages due to the removal of fixtures which Landlord has not either installed or approved.

                                   SECTION 14
                                    DEFAULT

TENANT'S DEFAULT. The occurrence of either of the following shall constitute a default by Tenant pursuant to this lease:

         a) failure by Tenant to pay Base Rent within (10) business days of Tenant's receipt of notice from Landlord specifying such failure or

         b) failure by Tenant to perform its obligations pursuant to this Lease other than as specified in (a) above, within thirty (30) days of Tenant's receipt of notice from Landlord specifying such failure or, if it reasonably would require more than thirty (30) days to cure such failure, within the time reasonably necessary to cure such failure after Tenant's receipt of such notice. Upon Tenant's default, and except for acceleration of sums due Landlord under this lease, which shall not be a remedy available to Landlord if Tenant defaults, Landlord may have any remedy available at law or in equity.

LANDLORD'S DEFAULT. If Landlord should be in default in the performance of any of its obligations or Landlord violates any of its representations under this Lease and such default continues for a period of more than thirty (30) days after receipt of notice from Tenant specifying such default (except if such default constitutes a health hazard or creates an emergency situation, in either event Tenant shall provide Landlord with notice reasonable under the


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circumstances), or if such default is of a nature to require more than thirty
(30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and diligently pursues such efforts to cure to completion), Tenant may, in addition to any other remedy at law or in equity, at its option, upon notice incur any reasonably necessary expense to perform the obligation of Landlord specified in such notice with an estimate of the cost therefore and deduct such expense from the rents or other obligations next becoming due or Tenant may terminate this Lease.

                                   SECTION 15
                                INDEMNIFICATION

With respect to its use and occupancy of the Premises, Tenant agrees to save Landlord harmless from and indemnify and defend Landlord against any and all injury, loss, damage, liability (or any claims in respect of the aforementioned), costs or expenses (including, without limitation, reasonable attorney's fees and costs, whether or not suit is instituted, and if instituted at both trial and appellate levels), of whatever nature, to any person or property caused by or resulting from any act, omission or negligence of Tenant or agent of Tenant, but not from any act, omission, intentional misconduct or negligence of Landlord.

                                   SECTION 16
                                     SIGNAGE

During the Term, and any and all Extended Terms the following shall apply with respect to Tenant's signage:

         (i) ILLUMINATED SIGN. Landlord shall have the right to approve all sign copy for all signs, which approval shall not be unreasonably withheld or delayed. Tenant shall keep in good repair and maintain said sign(s), including bulbs. Tenant further agrees to pay for the design, fabrication and installation of the sign face(s) and copy(s).

         (ii) MARQUEE SIGNS. Tenant shall pay for its own sign face(s) which would be installed on the marquee sign.

         (iii) OTHER SIGNS. Tenant shall not place any signs or other advertising matter or material on the exterior of the Premises or the building in which the Premises are located, without the prior approval of the Landlord, which approval shall not be unreasonably withheld or delayed.

                                   SECTION 17
                                MECHANICS LIENS

Neither Tenant or Landlord shall permit any mechanic's materialman's or other lien against the Premises in connection with any labor, materials or services furnished to or claims to have been furnished to Tenant or Landlord, as the case may be. If any such lien shall be filed against the Premises, the party charged with causing the lien will cause the same to be transferred to bond or discharged within fifteen (15) days; provided, however, that either party may contest any such lien, so long as the enforcement thereof is stayed.

                                   SECTION 18
                              PEACEFUL POSSESSION

Landlord agrees that Tenant shall and may peaceably have, hold and enjoy the Premises, without hindrance or molestation by Landlord.

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                                   SECTION 19
                                    NOTICES

Until Tenant is notified otherwise in writing, all notices to Landlord hereunder are to be forwarded to Landlord at the following address 111 South Moody Avenue, Tampa, Florida 33609, by hand, express mail service or certified mail, return receipt requested until Landlord is notified otherwise in writing, all notices to Tenant hereunder are to be forwarded to Tenant at the following address:
15511 N. Florida Avenue, Tampa, Florida 33613. Notices shall be effective upon receipt and shall be in written form.

                                   SECTION 20
                                  CONDEMNATION

During the Term or any and all Extended Term thereof, it as a result of a taking, or condemnation, any portion or interest in the Premises is taken or condemned, landlord shall be entitled to the condemnation award attributed to the underlying real property, and Tenant for the taking of its fixtures and equipment, leasehold estate, relocation expenses, goodwill, loss of business and the value of other improvements made to the real property by Tenant.

If, as a result of such taking or condemnation, Tenant is unable to use the Premises for its intended purpose, Tenant may terminate this Lease, whereupon the parties will be relieved of further obligation to one another.

                                   SECTION 21
                                ATTORNEY'S FEES

If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party, reasonable attorneys' fees, costs of suit, investigation costs and discovery costs, whether or not suit is instituted, and if instituted at both trial and appellate levels.

                                   SECTION 22
                           BROKERAGE INDEMNIFICATION

Landlord and Tenant hereby release, indemnify and hold each other harmless from and against any and all costs, expense or liability (including, without limitation, attorneys' fees whether or not suit is instituted and, if instituted at both trial and appellate levels) that either may incur for commissions, finder's fees or other compensation or charges claimed by any broker, agent, finder, salesman or any one claiming a commission with respect to, arising from or in connection with this Lease.

                                   SECTION 23
                             ENVIRONMENTAL MATTERS

Landlord expressly represents and warrants to Tenant that the Premises have never been used for the handling, storage, transportation or disposal of hazardous or toxic materials, or any oil or pesticide including without limitation any contaminant, pollutant, or other toxic or hazardous substance as defined by the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") 42 U.S.C. 9601 et seq., Florida Statutes Chapters 376 and 403, Hillsborough County Code Chapter, Florida Administrative Code Title 17, or any other law, rule or regulation or any governmental authority having jurisdiction over the Premises, as such laws, rules and regulations may change from time ("Hazardous Substances").

                                   SECTION 24
                                    INDEMNITY

Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims, losses, damages, liabilities (including, without limitation, all foreseeable and unforeseeable consequential damages), penalties, fines, charges, interest, judgments, including without limitation attorney fees through all administrative, trial and appellate proceedings and any clean-up costs, incurred by Tenant as the case may be, arising out of or in connection with any handling, storage, transportation or disposal of Hazardous Substances, or any spill, discharge, release, escape of cleanup of hazardous Substances ("Hazardous Discharge") or failure to comply with any governmental law, rule or regulation, by the Landlord connection with the Premises. For the purposes of this indemnity, any acts or omissions

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of Landlord, its employees, agents, contractors, or others acting for or on behalf of Landlord (whether negligent or intentional) shall be strictly attributable to Landlord. The foregoing indemnity shall survive the expiration of earlier termination of this Lease.

                                   SECTION 25
                             ENVIRONMENTAL NOTICES

Landlord hereby agrees to provide to Tenant, promptly upon becoming available, copies of all notices, reports correspondence and filings made by or received from, any governmental or regulatory authority, and such other information as Tenant may from time to time reasonably request with respect to the use of all or part of any of the Premises for the handling, storage, transportation, or disposal of Hazardous Substances. Tenant shall give immediate notice to Landlord of the occurrence of any Hazardous Discharge of which it has actual notice.

                                   SECTION 26
                               GENERAL CONDITIONS

         (a) This Lease embodies the entire agreement of the parties and can be modified only by an instrument in writing and signed by the party against whom enforcement of the modification is sought.

         (b) The failure of Landlord or Tenant to insist in any case upon the strict performance of any terms or conditions of this Lease, as a waiver of relinquishment thereof for the future. Unless provided herein to the contrary, no waiver by Landlord or Tenant is to be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may. Specified rights and remedies to which Landlord or Tenant may resort under this Lease are cumulative and are not intended to be exclusive of any other rights and remedies or means or redress (including recovery of damages) to which Landlord or Tenant may be entitled at law or in equity.

         (c) If any term, covenant, condition or restriction of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

         (d) Each party agrees from time to time, upon not less than fifteen
         (15) days prior request by the other party, to execute and deliver to the other party a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modification, that the same is in full force and in effect as modified and stating each modification), and the dates to which rent and other charges have been paid in advance, if any, and stating whether to the best knowledge of Landlord or Tenant, as the case may be, there is any existing default under this lease on the part of either party hereto and, if so, specifying each such default.

         (e) Nothing contained in this lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between the parties other than Landlord and Tenant.

         (f) Words of gender used in this Lease shall be deemed to include other genders, and singular and plural words shall be deemed to include the other, as the context may require.

         (g) Paragraph headings in this Lease are for convenience only, are not a part of the agreement of the parties, and shall not constitute an aid in interpreting this Lease.

         (h) Each of the covenants of this Lease shall be deemed dependent upon each other covenant hereof.

         (i) This Lease shall be construed in accordance with and governed by the laws of the state wherein the Premises is located, excepted as otherwise required by mandatory provisions of law.

         (j) If Landlord or Tenant is other than a natural person, each individual executing this lease on behalf of the named party represents and warrants that he is duly authorized to execute this Lease on behalf

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         of the named party amd by delivery hereof warrant that execution by no of her signatory is required and will hold the party harmless from any claim to the contrary (and loss suffered by reason thereof).

         (k) Unless expressly stated to the contrary herein, whenever it is stated in this Lease that the consent or approval of a party is required, such party agrees that its consent or approval will not be unreasonably withheld or delayed.

         (l) The rights and obligations of the parties hereunder will benefit and be binding on the respective heirs, distributes, devises, legal and personal representatives, assigns, grantees and successors of Landlord, and will benefit and be binding or Tenant successors and permitted assigns.

         (m) Radon Gas Notice. Pursuant to Florida Statutes, Landlord hereby delivers the following notice to Tenant,

         RADON GAS: Radon is a naturally occurring radioactive gas, that when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels or radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         Tenant acknowledges receipt of a radon gas warning and notice. To the best of Landlord's knowledge, after due inquiry, there is no radon on, or within the Premises.

         (n) Waiver of Jury Trial. Landlord and Tenant each hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Lease agreement and any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether oral or written) or action of either party. This provision is a material inducement for the Tenant entering into this Lease agreement, and shall survive termination or expiration of this Lease.

IN WITNESS WHEREOF, the parties have duly executed this lease as of the day and year first above written.

                                             LANDLORD:

Witnesses:                                   LONG LAKE PROFESSIONAL CENTER

                                             By:
------------------------                        -------------------------------

                                             Name.
------------------------                        -------------------------------

Witnesses                                    TENANT:

                                             NATIONAL DIAGNOSTICS, INC.

                                             By:
------------------------                        -------------------------------
                                             Corporate Officer

                                             Name:
                                                -------------------------------


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